EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Security Capital Corporation on Form S-8 relating to Security Capital Corporation's 2000 Long-Term Incentive Plan of our report, dated March 28, 2000, with respect to the consolidated financial statements and notes thereto of Health Power, Inc. and its subsidiaries for the three years ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts".



/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 5, 2001